UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2026, Shimmick Corporation (the "Company") issued a press release announcing financial results for the second quarter ended July 3, 2026. A copy of this press release ("Earnings Release") is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Company includes backlog and new awards data in the Earnings Release. Backlog is a measure of the total dollar value of work to be performed on contracts awarded and in progress. While backlog reflects work that is considered firm, cancellations, deferrals or scope adjustments may occur. Backlog is adjusted to reflect any known project cancellations, revisions to project scope and cost, and project deferrals. New awards measure the total dollar value of work to be performed on contracts executed in the period. Contracts that are in the process of negotiation or execution with the customer are not included and are recorded in the quarter they are executed.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File, embedded within the Inline XBRL document, and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

Date: August 10, 2026	By:	/s/ Todd W. Yoder
Todd W. Yoder
Executive Vice President, Chief Financial Officer and Treasurer